SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 12, 2004

CORVIS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-30989	52-2041343
(Commission File Number)	(I.R.S. Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland

(Address Of Principal Executive Offices, including Zip Code)

(443) 259-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

In connection with Corvis Corporation’s renegotiation of its relationship with Cequel III, Cequel III received, in part, 2,750,000 shares of Corvis’ common stock (and the right to receive additional shares so that the current market value of all the shares issued to Cequel III at the time of effectiveness of the required resale registration statement is equal to $3,437,500, but in no event more than 2,750,000 such additional shares) and warrants to purchase 7,250,000 shares of Corvis’ common stock. Additionally, Corvis has agreed to register the resale of the shares of stock issued to Cequel and those shares that may be issued upon exercise of the warrants. The warrant and registration rights agreement with respect to this matter are filed as Exhibits 4.1 and 10.1, respectively, to this Form 8-K.

Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	A list of exhibits filed or furnished herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 12. Results of Operations and Financial Condition

On February 12, 2004, Corvis Corporation issued a press release announcing its results of operations for the quarter and year ended December 31, 2003. The press release is furnished as Exhibit 99.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVIS CORPORATION

Dated: February 12, 2004		/s/ Lynn D. Anderson
	By:	Lynn D. Anderson
	Its:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Stock Purchase Warrant of Corvis Corporation dated November 20, 2003 issued to Cequel III, LLC

10.1	Registration Rights Agreement dated November 20, 2003 by and among Corvis Corporation and Cequel III, LLC

99.1	Press release issued on February 12, 2004 announcing operating results for Corvis Corporation for the quarter and year ended December 31, 2003